EXHIBIT 10.27

                                    AGREEMENT

AGREEMENT made this 4th day of September 2000 (the "Effective Date"), between Ambient Corporation a Delaware Corporation ("Ambient"), and Bernard Wolff, Israel ID # 31788407 ("Bernie").

                               W I T N E S S E T H

      WHEREAS, Bernie currently holds the position of Vice President of Ambient (the "Position") and the position of Chief Executive Officer of Kliks.com Ltd. ("Kliks") an affiliate of Ambient and is a director of Kliks.

      WHEREAS, Ambient and Bernie desire to settle certain outstanding issues including without limitation the resignation by Bernie from the Position amicably on the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth the adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Agreement by Bernie. Subject to the terms and conditions set forth herein and in consideration of the Settlement Amount and the releases contained herein (a) Bernie hereby resigns from the Position (b) acknowledges and agrees that his signature hereafter set forth below and delivery of this Agreement shall serve as notice to the Board of Directors of Ambient of such resignation.

2. Agreement by Ambient. Subject to Bernie continuing to act as Chief Executive Officer and director of Kliks, Ambient undertakes to:

      2.1 issue to Bernie immediately, upon and subject to the approval of Ambient's stockholders at the 2000 annual meeting of stockholders of a proposal to increase the number of shares of Common Stock of Ambient, options to purchase up to an aggregate of 75,000 shares of Ambient's Common Stock (the "Options") as follows:

            2.1.1 65,000 Options exercisable at an exercise price per share of $0.01, to vest in 4 equal, quarterly installments, on the last day of each quarter, with the first installment vesting 3 months from the Effective Date.

            2.1.2 10,000 Options exercisable at an exercise price per share of $1.97, to vest in 4 equal, quarterly installments on the last day of each quarter with the first installment vesting 3 months from the Effective Date.

The Options shall vest so long as Bernie continues to serve as a director and Chief Executive Officer of Kliks; provided that, the Options shall vest in full immediately if Bernie is terminated as CEO by Kliks without cause.

The Options issued under Section 2.1 above shall hereinafter be referred to as the "Severance Amount".

3.    Registration Rights

Bernie shall have the right to have the shares underlying the Options or the exercised portion thereof, registered with the Securities and Exchange Commission under any subsequently filed registration statement (SB-2 or other appropriate form) pursuant to the Securities Act of 1933, as amended respecting the resale of securities then held by Ambient's stockholders or other right-holders. The Company shall include shares underlying the Options or the exercised portion thereof in the Registration Statement filed by the Company, subject to Bernie executing any lock up or other agreement being executed or complying with any restriction or limitation imposed on or agreed to by the majority of selling shareholders in the Registration Statement.

4.    Releases.

      4.1 In consideration of and contingent upon Bernie's receipt of the Severance Amount, Bernie (and each of his respective officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Ambient, its respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by Bernie of the due and full performance by Ambient of its obligations specifically undertaken pursuant to this Agreement.

      4.2 In consideration of the releases in Section 4.1 and the resignation as set forth in Section 1 hereof, Ambient (and each of its officers, directors, employees, shareholders, attorneys, agents, heirs, successors, executors, personal representatives and assigns) does hereby absolutely and unconditionally waive, release and forever discharge Bernie his respective affiliates, officers, directors, shareholders, employees, agents, attorneys, insurers, successors and assigns, from any claims, demands, obligations, liabilities, rights, causes of action and damages, whether liquidated or unliquidated, absolute or contingent, known or unknown, arising prior to or concurrent with the date hereof. The foregoing release shall not be construed as a waiver by Ambient of the obligations of Bernie to Ambient with respect to confidentiality and non-competition contained in the employment agreement between Kliks and Bernie dated 1 February 2000 (the "Employment Agreement") sections 7 and 8.

5. Confidentiality. Each of Bernie and Ambient hereby undertakes (i) to keep confidential and (ii) not to disclose to any party any and all matters relating to this Agreement, unless required by applicable law or relevant regulations.

6. Reliance and Complete Agreement. The parties acknowledge and agree that in the execution of this Agreement, neither has relied upon any representation by any party or attorney, except as expressly stated herein. Moreover, this Agreement shall represent the complete and entire agreement between the parties, to the exclusion of any and all other prior or concurrent terms, written or oral. No supplement, modification or waiver or termination of this Agreement or any provision hereof shall be binding unless executed in writing by the parties to be bound thereby.

7. Headings. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and are not intended to be full or accurate descriptions of the content thereof.

8. Successors and Assigns. Except as otherwise provided in this Agreement, all the terms and provisions of this Agreement shall be upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and assigns.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10. Entire Agreement. This Agreement may be executed in counterparts. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any prior or contemporaneous understanding or agreement, written or verbal, among the parties with respect to the subject matter hereof.

11. Governing Law; Jurisdiction and Forum This Agreement, its validity, construction and effect shall be governed by and construed under the laws of the State of New York without reference to the principles of conflict of laws. The parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York venued in New York County for all actions, disputes, controversies, differences or questions arising out of or relating to this Agreement.

12. Representation. Each Party acknowledges that they have had the opportunity to consult with legal counsel respecting this Agreement. Each person executing this Agreement on behalf of a corporation hereby represents and warrants that he has been authorized to do so by all necessary corporate action.

13. Non-Disparagement. Neither party (and their respective heirs, personal representatives, successors) shall disparage the other party hereto or their businesses.

      IN WITNESS WHEREOF, each of the parties has set forth its/ his signature as of the date first written above.

                                            Ambient Corporation


s/ Bernard Wolff                                By: s/ Michael Braunold
--------------------------                          ----------------------------
Bernard Wolff                               Title: CEO